EXHIBIT 23 (a)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Howtek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-8 (No. 33-72534) and S-3 (No. 333-88867) of our report dated February 18, 2000, appearing in this Annual Report on Form 10-K of Howtek, Inc. for the year ended December 31, 1999.

We also consent to the references to us under the caption "Experts" in the Prospectuses.

                                           /s/ BDO SEIDMAN, LLP

New York, New York
March  28, 2000


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